                                 EXHIBIT 99.21


The information contained herein has been prepared solely for the use of Greenwich Capital Markets, Inc. and has not been independently verified by Greenwich Capital Markets, Inc. Accordingly, Greenwich Capital Markets, Inc. makes no express or implied representations or warranties of any kind and expressly disclaims all liability for any use or misuse of the contents hereof. Greenwich Capital Markets, Inc. assumes no responsibility for the accuracy of any material contained herein.


The information contained herein will be superseded by the description of the mortgage loans contained in the prospectus supplement. Such information supersedes the information in all prior collateral term sheets, if any.



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EQUITY ONE: 2005-B


DEBT RATIO

                                                                           WEIGHTED
                                                               WEIGHTED     AVERAGE   WEIGHTED
                                                    PCT BY      AVERAGE      STATED    AVERAGE   WEIGHTED
                   # OF      CURRENT PRINCIPAL   CURR PRIN        GROSS   REMAINING   COMBINED    AVERAGE
DEBT RATIO        LOANS                BALANCE         BAL       COUPON        TERM   ORIG LTV       FICO
------------      -----      -----------------   ---------     --------   ---------   --------   --------
 0.01 -20.00        225          41,591,742.86       12.70%      7.499       345        79.30       666
20.01 -25.00        124          16,741,897.72        5.11%      7.492       356        83.42       636
25.01 -30.00        197          28,056,501.41        8.57%      7.435       356        82.53       623
30.01 -35.00        245          35,699,240.86       10.90%      7.367       352        84.37       631
35.01 -40.00        294          43,165,306.76       13.18%      7.366       351        83.86       630
40.01 -45.00        343          53,254,564.66       16.26%      7.427       356        85.03       626
45.01 -50.00        445          74,465,563.41       22.74%      7.313       353        87.75       635
50.01 -55.00        166          30,171,597.22        9.21%      7.322       356        87.27       630
55.01 -60.00         17           4,295,638.33        1.31%      7.018       315        86.04       659
------------      -----      -----------------   ---------       --------   ---------   --------   --------
TOTAL             2,056         327,442,053.23      100.00%      7.385       352        84.62       635
